Exhibit 99.1

NEWS RELEASE

For Release:	July 11, 2008
Contact:	John Scharf 518.233.3893

Momentive Announces Plans to Build Technology Center

and Global Headquarters in Rensselaer County

WATERFORD, NY — Jonathan D. Rich, President and CEO for Momentive Performance Materials Inc., announced today plans to build a state-of-the-art Technology Center and Global Headquarters in Rensselaer County, NY. Plans are already underway to relocate the Company’s headquarters to the Capital District beginning August 1, 2008. The new facilities will employ 250 people with a total annual payroll of approximately $38 million. One hundred fifty of these jobs are new to the Capital Region.

“We strive to make our customers successful,” explains Rich. “To continue to meet and exceed our customers’ needs, we need a world-class Technology Center for our top-notch talent to design and develop innovative products in order to compete in this highly competitive industry.” Momentive currently has multiple Research and Development Centers globally, including a 60-year-old center at Waterford.

“In these difficult economic times, New York needs to make smart investments that create jobs and help improve the local economy. This does both,” said Governor David A. Paterson. “We are delighted that Momentive is moving their Global Headquarters to the Capital Region, and I want to thank Joseph Bruno and Assembly Majority Leader Ron Canestrari for their efforts. With it’s high quality of life and educated work-force, Upstate New York is well suited for business, and I am quite sure that Momentive will be very happy with this move.”

Construction of the world-class Technology Center is expected to begin in 2009 and will result in approximately 150 construction-related jobs. The Technology Center will cost approximately $65 million and will employ 130 people. The Company’s global headquarters building will be constructed following completion of the Technology Center at a cost of approximately $16 million. The headquarters will employ 120 people. The Company has not finalized the site of the new facilities, but has narrowed the field to several locations in Rensselaer County. The Company expects to make the final decision shortly.

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“I would like to thank Senator Joseph Bruno and the New York State Senate for providing the assistance that made this project a reality for New York and the Capital Region,” Rich said. “I also want to thank Assemblyman Ron Canestrari who, along with Senator Bruno, sponsored legislation that will ensure that Momentive’s Waterford plant receives the available Empire Zone benefits.”

Momentive is presently headquartered in Wilton, CT with some corporate staff located at its manufacturing facility in Waterford, NY. The Company’s interim global headquarters will be located at 22 Corporate Woods Boulevard, Albany, NY and will include staff from Wilton, CT; Waterford, NY and other locations throughout the United States. Momentive’s President and CEO Jonathan Rich is relocating to the Capital Region.

Momentive will receive grants and tax incentives from New York State and Rensselaer County as follows:

•	$6.5 million in capital grants for construction of the headquarters and technology center and for existing infrastructure upgrades at Momentive’s Waterford plant
•	Real estate tax reductions over ten years related to the new facilities

“As a worldwide leader in the production of silicone products, Momentive’s decision to relocate its world headquarters to Rensselaer County once again demonstrates how appealing the Capital Region has become in attracting global technology companies,” said Senator Joseph L. Bruno.

The new Technology Center and relocation of its corporate headquarters will also allow Momentive to expand its relationship with local colleges and universities via additional student internships and job opportunities with a global company.

“I am pleased to have played a role in enacting state legislation that assists the strengthening of Momentive’s presence in the Capital District and I am confident that they will continue to grow and build upon their success to date,” said Assembly Majority Leader Ron Canestrari.

The New York State Legislature recently passed legislation making a technical correction to enable the Company’s Waterford manufacturing facility to qualify for various Empire Zone benefits. The Empire Zone benefits will help the manufacturing facility be globally competitive while supporting jobs in the region. The legislation currently awaits action by the Governor. If it is approved, the Company’s election for Empire Zone designation and certification must then be approved by the Commissioner of Economic Development. Momentive has committed to spending approximately $150 million on capital projects at its Waterford, NY site over the five-year period following its Empire Zone designation. Momentive believes that the benefit of the Empire Zone designation to the Waterford facility is approximately $40 million over ten years.

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About Momentive

Momentive Performance Materials is the world’s second-largest producer of silicones and silicone derivatives and a global leader in the development and manufacture of products derived from quartz and specialty ceramics. The Company was created from the sale of GE Advanced Materials to Apollo Management, L.P. in December 2006.

Silicones are a multi-functional family of materials used in thousands of products and serve as a critical ingredient in many construction, transportation, personal care, electronic, consumer and agricultural uses. Silicones are generally used as an additive to a wide variety of end-use products in order to provide or enhance certain of their attributes, such as resistance (heat, ultraviolet light and chemical), lubrication, adhesion or viscosity. Some of the most well-known end-use product applications include bath and shower caulk, pressure sensitive adhesive labels, foam products, cosmetics and tires.

The Company’s Quartz division manufactures quartz, specialty ceramics and crystal products for use in a number of high-technology industries, which typically require products made to precise specifications.

These materials solutions are used as springboards for innovation in hundreds of consumer and industrial applications ranging from car engines to biomedical devices to integrated circuits. Industries served include aerospace, agriculture, appliances, automotive, construction, electronics, furniture and furnishings, healthcare, home care, industrial, lighting, packaging, personal care, plastics, semiconductor, telecommunications, tire, transportation, and water purification.

Forward-Looking and Cautionary Statements

Certain statements, including, without limitation, statements related to the construction of new facilities, the relocation and hiring of employees, planned expenditures on capital projects and future grants and tax benefits, in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our financial performance; the implementation and results of our ongoing strategic initiatives; the status of our Waterford, NY site as an Empire Zone; our substantial leverage; limitations on flexibility in operating our business contained in the documents governing our indebtedness; changes in prices and availability of raw materials and key intermediates; and rising energy costs. For a more detailed discussion of these and other risk factors, see our Form 10-K for the year ended December 31, 2007 and our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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